Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), ANY STATE SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTORS IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE MANAGER OF THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THE OFFERING MATERIALS.

SUBSCRIPTION AGREEMENT

To:	Emporium Realty Fund I – Series 1, an Emporium Realty Fund I LLC series
8350 NW 52nd Ter, Suite 301
Miami, FL 33166

Ladies and Gentlemen:

The undersigned (“Investor”) hereby subscribes for the number and dollar amount (“Subscription Amount”) of Series Interests (defined below) of Emporium Realty Fund I LLC – Series 1 (“Series 1”), a series of Emporium Realty Fund I LLC, a Delaware series limited liability company (the “Company”) as indicated on the signature page hereto, and on the terms and conditions of the Series Limited Liability Company Agreement governing the Company, dated August 8, 2023, as amended from time to time (the “Company Agreement”), a copy of which the Investor has received and read.

WHEREAS, the Company is offering up to 1,000,000 membership interests of Series 1 (the “Series Interests”) at a price of $10.00 per Series Interest pursuant to its Form 1-A, as amended and/or supplemented from time to time (“Offering Statement”), filed with the Securities and Exchange Commission (“SEC”) under Tier II of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, it is agreed as follows:

1. The Series Interests will be held by the Investor as indicated on the signature page hereto (e.g., individual, corporation, custodial account, community property, etc.).

2. To induce the Company to accept this subscription, the Investor hereby agrees and represents that:

(a) The Investor has transferred funds equal to the Subscription Amount to the Company concurrently with submitting this Subscription Agreement.

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(b) Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

(c) The Company has entered into, and from time to time may enter into, separate subscription agreements with other investors for the sale of Series Interests to such other investors. The sale of Series Interests to such other investors and this sale of the Series Interests shall be separate sales and this Subscription Agreement and the other subscription agreements shall be separate agreements.

(d) The Company may elect at any time to close all or any portion of this offering, once it has raised the minimum offering amount, if any, on various dates (each a “Closing Date”).

(e) The Investor understands the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Sections 3, 4, 5 and 6 hereof, and the Investor hereby agrees to indemnify and hold harmless the Company and each any manager, member, officer, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Investor. The representations, warranties and covenants made by Investor herein shall survive the closing or termination of this Subscription Agreement.

3. The Investor hereby represents and warrants that that the Investor is a “qualified purchaser,” as defined in Regulation A under the Securities Act, meaning Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto, or the Subscription Amount does not represent more than ten percent (10%) of the greater of Investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons), with net worth calculated in the same manner as for accredited investors.

4. The Investor hereby further represents, warrants, acknowledges, and agrees, which representations and warranties will be true and correct as of Investor’s Closing Date, that:

(a) The information provided by the Investor to the Company via this Subscription Agreement, including its attachments, or otherwise is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

(b) The Investor, if an individual, is over 18 years of age (or older if required by Investor’s state), and the address set forth above is the true residence and domicile of the Investor, and the Investor has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership, or other entity, the Investor has its principal place of business at the address set forth on the signature page.

(c) If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series Interests or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series Interests, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series Interests. Investor’s subscription and payment for and continued beneficial ownership of the Series Interests will not violate any applicable securities or other laws of Investor’s jurisdiction.

(d) The Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

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(e) Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee, or affiliate thereof.

(f) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Company.

(g) The Investor is not making this subscription in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

(h) The Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies, and has no need for liquidity in its investment.

(i) The Investor acknowledges and understands that:

i.	The Series Interests are a speculative investment and involve a substantial degree of risk;

ii.	The Company does not have a significant financial or operating history;

iii.	The Series Interests are being offered pursuant to Regulation A under the Securities Act and have not been registered or qualified under any state blue sky or securities law; and

iv.	Any federal income tax treatment which may be currently available to the Investor may be lost through adoption of new laws or regulations, amendments to existing laws or regulations, or changes in the interpretations of existing laws and regulations.

(i) The Investor has had opportunity to review the Company’s Offering Statement, as amended or supplemented, and exhibits included therewith, including the “Risk Factors” contained in the Offering Statement.

(j) The Investor represents and warrants that: (i) the Series Interests are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Series Interests are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Investor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control (“OFAC”); and (iv) the Investor is not a senior foreign political figure, an immediate family member of a senior foreign political figure, or a close associate of a senior foreign political figure.

(k) If the Investor is an individual retirement account, qualified pension, profit sharing or other retirement plan, or governmental plans or units (all such entities are herein referred to as a “Retirement Trust”), the Investor represents that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and the Investor represents that it has not relied on any advice of the Company or its affiliates in making its decision to invest in the Company.

(l) Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions, or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule, or regulation to which Investor is subject.

(m) Investor has carefully reviewed all the Company’s SEC filings filed by the Company since the Company’s Offering Statement was qualified by the SEC and understands the information contained therein. Investor acknowledges that the Company’s SEC filings, including but not limited to the Offering Statement, are available free of charge at the SEC’s web site at www.sec.gov.

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(n) Investor has all requisite power and authority to: (i) execute and deliver this Agreement; and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed, and delivered and constitutes the legal, valid, and binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

(o) Investor acknowledges and agrees that there is no ready public market for the Series Interests and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Series Interests on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to facilitating trading or resale of the Series Interests. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Series Interests. Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all the risk factors relating to the purchase of Series Interests.

(p) Investor has verified that Series 1 is associated with the underlying asset in which Investor wishes to invest via Series Interests and that Investor intends to invest in Series 1.

(q) Investor has accurately answered all questions on and completed the signature page hereto, the U.S. Accredited Investor Certificate, and Subscriber Information, each attached hereto and made a part hereof by reference.

(j) ERISA Considerations. Investor represents and warrants that the Investor is either:

●	Purchasing the Series Interests with funds that constitute the assets of one or more of the following:

●	an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

●	an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Investor hereby represents and warrants that (a) its investment in the Company: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither the Company nor any person who manages the assets of the Company will be subject to any laws, rules or regulations applicable to such Investor solely as a result of the investment in the Company by such Investor;

●	a plan that is subject to Section 4975 of the Code (including an individual retirement account);

●	an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

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●	an entity that (a) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both; or

●	Not purchasing the Series Interests with funds that constitute the assets of any of the entities or plans described in this Section 4(m)(1).

5. Investor agrees that the Company’s manager, Emporium Realty LLC, a Delaware limited liability company (“Manager”), may rely on the representations and warranties and other information provided by Investor in making its decision on whether or not to accept Investor’s subscription in the Company.

6. It is understood that this subscription is irrevocable by Investor but is not binding on the Company until accepted by the Company by signature of its authorized representative on the acceptance page hereto. The Company may accept or reject this subscription in whole or in part. In the event of rejection of this subscription in its entirety, or in the event the sale of the Series Interests (or any portion thereof) to Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect with respect to the rejected subscription (or portion thereof), except for Section 2(d) hereof, which shall remain in force and effect.

7. The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), certain anti-money laundering laws or any other law or regulation to which the Company may be subject (the “Relevant Legislation”). In addition, by executing this Subscription Agreement the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account, until the authorization is revoked by the Investor in writing to the Company.

8. The Company represents and warrants to the Investor that:

(a) The Company is duly formed and validly exists in good standing as a series of Emporium Realty Fund I LLC, a Delaware series limited liability company, and has all requisite power and authority to carry on its business as now conducted.

(b) The execution, delivery, and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and this Subscription Agreement is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) Upon the sale of the Series Interests as described in the Offering Statement and the receipt of payment by the Company, the Series Interests will be validly authorized, legally issued, fully paid and non-assessable.

9. Notwithstanding anything contained in this Subscription Agreement, Investor is not being asked to waive, and is not waiving any right, to bring a claim against the Company under the Securities Act, the Exchange Act, or similar state law; however, the Company may rely on the representations contained in this Subscription Agreement in defense of such claims, if applicable.

10. By executing this Subscription Agreement, Investor’s execution of this Agreement will also serve as Investor’s execution and joinder of the Company’s Company Agreement, dated August 8, 2023, as amended from time to time, which the Investor has received an Exhibit to the Offering Statement, effective upon acceptance of this subscription by the Company. Any power of attorney of the Investor granted in favor of the Manager contained in the Company Agreement has been executed by the Investor in compliance with the laws of the state, province, or jurisdiction in which such agreements were executed.

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11. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Investor without the prior written consent of the Company.

(c) The representations, warranties, and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators, and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed, or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e) The invalidity, illegality, or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality, or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f) This Subscription Agreement, together with the Company Agreement, constitutes the entire agreement between the Investor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(g) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(i) No failure or delay by any party in exercising any right, power, or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(j) Notice, requests, demands, and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when: (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the respective parties at the addresses set forth on the signature page hereto with respect to the Investor and above with respect to the Company. The Company will not accept notice by email or other electronic communication.

(k) THE COMPANY WILL NOT BE LIABLE TO INVESTOR FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INVESTOR TELLS THE COMPANY IT MIGHT INCUR THOSE DAMAGES.

(l) Investor agrees that the Company may deliver all notices, tax reports, and other documents and information to Investor by email or another electronic delivery method chosen by the Company. Investor agrees to tell the Company right away if Investor changes its email address or home mailing address so the Company can send information to the new address.

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(m) Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each related agreement) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, related agreement) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such related agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such related agreement on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity, and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

(n) IN ANY DISPUTE WITH THE COMPANY, INVESTOR AND THE COMPANY AND/OR SERIES 1 AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY. This means that any dispute will be heard by an arbitrator or a judge, not a jury.

(o) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware as applied to contracts executed in and performed wholly within the State of Delaware, without reference to principles of conflict of laws. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in any state or federal court of competent jurisdiction located within the State of Delaware and Investor hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Investor hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the State of Delaware. This Section shall not apply to matters arising under the federal securities laws. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court.

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